UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a‑12

Criteo S.A.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
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☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a‑6(i)(1) and 0‑11.

Paris, April 26, 2024

Dear Shareholder,

We are pleased to hereby inform you that you are convened to the CRITEO S.A. (the “Company”) combined ordinary and extraordinary shareholders’ meeting to be held on June 25, 2024 at 2:00 p.m., Paris time (the “Combined Shareholders Meeting”), at the Company’s registered office, in order to deliberate on the agenda detailed in the enclosed document.

We hereby inform you, as an owner of Criteo Ordinary Shares, that our 2024 Proxy Statement (including a template of proxy card) and our Annual Report on Form 10-K for the year ended December 31, 2023 (the “proxy materials”), which are required to be disseminated to you under United States securities laws, can all be located on the Investor Relations portion of our website at https://criteo.investorroom.com/annuals as of this date. The resolutions to be voted upon at the Combined Annual Shareholders Meeting are listed in the proxy materials.

We encourage you to access and review all of the important information contained in the proxy materials before voting. If you want to receive a paper or e-mail copy of these documents, you may request one by e-mailing InvestorRelations@criteo.com. There is NO charge for requesting a copy. Please make the request as instructed on or before June 12, 2024 to facilitate timely delivery. You will not otherwise receive a paper or e-mail copy.

In addition, any documents that must be made available to the shareholders pursuant to French law will be available, within the legal time period, upon request sent to the following email address: AGM@criteo.com, together with proof of a shareholding certificate.

Holders of Criteo Ordinary Shares as of 12:00 a.m., Paris time, on June 21, 2024 may attend the Combined Shareholders Meeting. Such holders may request an admission card for the Combined Shareholders Meeting by checking the appropriate box on the proxy form, dating and signing it, and returning the proxy form by regular mail or by presenting evidence of your status as a shareholder at the Combined Shareholders Meeting.

If you hold Criteo Ordinary Shares, you will have the right to (i) vote at the Combined Shareholders Meeting, (ii) vote by submitting your voting card by mail, (iii) grant your voting proxy directly to the chairperson of the Combined Shareholders Meeting, or (iv) grant your voting proxy to another shareholder, your spouse or your partner with whom you have entered into a civil union, provided in each case that you are the holder of record of such Ordinary Shares at 12:00 a.m., Paris time, on June 21, 2024. You can change your vote by submitting another properly completed proxy card with a later date (i) by the Annual General Meeting if you choose to (x) grant a proxy to the chairperson of the Annual General Meeting or (y) grant a proxy to another shareholder, your spouse or a partner with whom you are is in a civil union, (ii) at any time prior to June 21, 2024 if you choose to vote in advance by mail, or (iii) by attending the Annual General Meeting and voting in person.

We strongly recommend that you exercise your rights as shareholder before the holding of the Combined Shareholders Meeting, either by voting by submitting your voting card by mail or by being represented by the chairperson of the Combined Shareholders Meeting, it being noted that in such case, the chairperson of the Combined Shareholders Meeting will vote your Ordinary Shares in accordance with the Company’s board of directors’ recommendations.

To that end, you can request a voting or proxy form and return it to Uptevia at the address provided below. All requests for voting or proxy forms must be received by Uptevia (Services Assemblées Générales) at the following address:

Uptevia
90 – 110 Esplanade du Général de Gaulle
92931 Paris La Défense Cedex

The deadline for requesting a proxy card from Uptevia is at least six days before the date of the Combined Shareholders Meeting, i.e., on June 19, 2024 at the latest.

Further, if you choose to vote by mail, please note that to be taken into account, the voting forms must be received by Uptevia (Services Assemblées Générales) by June 21, 2024 at the latest.

You can also submit questions during the Combined Shareholders Meeting and in advance of the meeting. Questions submitted in advance of the Combined Shareholders Meeting must be sent to the Company in written form at the latest on the fourth (4th) day prior to the date on which the Combined Shareholders Meeting is held, i.e., June 21, 2024 included, to the attention of the Chief Executive Officer of the Company, either by mail sent with acknowledgment of receipt to the Company’s registered office, or by email at the following address: AGM@criteo.com in each case accompanied with proof of a shareholding certificate. At management’s discretion, proper questions raised in advance of the meeting in accordance with these procedures will be addressed by the Company during the Combined Shareholders Meeting.

Finally, note that all information regarding the Combined Shareholders Meeting can be found online on the Company’s Investor Relations website: http://criteo.investorroom.com/annuals.

Yours sincerely,

/s/ Rachel Picard
For the Board of Directors
Rachel Picard
Chairwoman of the Board of Directors

Encl.: agenda of the Combined Shareholders Meeting

RESOLUTIONS SUBMITTED TO THE COMBINED SHAREHOLDERS’ MEETING OF JUNE 25, 2024

Agenda for the Ordinary Shareholders’ Meeting
1.renew the term of office of Ms. Megan Clarken as Director,
2.renew the term of office of Ms. Marie Lalleman as Director,
3.renew the term of office of Mr. Edmond Mesrobian as Director,
4.appoint Mr. Ernst Teunissen as Director,
5.renew RBB Business Advisors as statutory auditor,
6.non-binding advisory vote to approve the compensation for the named executive officers of the Company,
7.approve the statutory financial statements for the fiscal year ended December 31, 2023,
8.approve the consolidated financial statements for the fiscal year ended December 31, 2023,
9.approve the allocation of profits for the fiscal year ended December 31, 2023,
10.approve the agreements referred to in Articles L.225-38 et seq. of the French Commercial Code (related party     transactions) (Indemnification Agreement entered into between the Company and Mr. Frederik van der Kooi),
11.authorize the Board of Directors to execute a buyback of Company stock in accordance with the provisions of Article L. 225-209-2 of the French Commercial Code,

Agenda for the Extraordinary Shareholders’ Meeting
12.authorize the Board of Directors to reduce the Company’s share capital by cancelling shares as part of the authorization to the Board of Directors allowing the Company to buy back its own shares in accordance with the provisions of Article L. 225-209-2 of the French Commercial Code,
13.authorize the Board of Directors to reduce the Company’s share capital by cancelling shares acquired by the Company in accordance with the provisions of Article L. 225-208 of the French Commercial Code,
14.delegate authority to the Board of Directors to reduce the share capital by way of a buyback of Company stock followed by the cancellation of the repurchased stock,
15.authorize the Board of Directors to grant time-based restricted stock units (“Time-Based RSUs”) to employees and corporate officers of the Company and employees of its subsidiaries pursuant to the provisions of Articles L. 225-197-1 et seq. of the French Commercial Code, without shareholders' preferential subscription rights,
16.authorize the Board of Directors to grant performance-based restricted stock units (“Performance-Based RSUs”) to employees and corporate officers of the Company and employees of its subsidiaries pursuant to the provisions of Articles L. 225-197-1 et seq. of the French Commercial Code, without shareholders' preferential subscription rights,
17.approve the maximum number of shares that may be issued or acquired pursuant to the sixteenth resolution of the Shareholders’ Meeting dated June 13, 2023 (authorization to grant options to purchase or to subscribe shares), the Fifteenth resolution herein (authorization to grant Time-Based RSUs to employees and corporate officers of the Company and employees of its subsidiaries) and the Sixteenth resolution herein (authorization to grant Performance-Based RSUs to employees and corporate officers of the Company and employees of its subsidiaries),
18.delegate authority to the Board of Directors to increase the Company’s share capital by issuing ordinary shares, or any securities giving access to the Company’s share capital, for the benefit of a category of persons meeting predetermined criteria (underwriters), without shareholders’ preferential subscription rights,
19.delegate authority to the Board of Directors to increase the Company’s share capital by issuing ordinary shares, or any securities giving access to the Company’s share capital, while preserving the shareholders’ preferential subscription rights,

20.delegate authority to the Board of Directors to increase the Company’s share capital by issuing ordinary shares or any securities giving access to the Company’s share capital through a public offering (excluding offers covered by paragraph 1° of article L. 411-2 of the French Monetary and Financial Code), without shareholders' preferential subscription rights,
21.delegate authority to the Board of Directors to increase the number of securities to be issued as a result of a share capital increase with or without preserving shareholders’ preferential subscription rights pursuant to the Eighteenth resolution, the Nineteenth resolution and the Twentieth resolution above (“green shoe”)
22.delegate authority to the Board of Directors to increase the Company’s share capital by way of issuing shares and securities giving access to the Company’s share capital for the benefit of members of a Company savings plan (plan d'épargne d’entreprise), without shareholders' preferential subscription rights, and
23.approve overall limits pursuant to the Eighteenth resolution to the Twenty-second resolution above.